As Filed with the Securities and Exchange Commission on December 23, 2022

File No. [●]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES PURSUANT TO SECTION 12(b) OR 12(g)
OF THE SECURITIES EXCHANGE ACT OF 1934

SILVERSUN TECHNOLOGIES HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	92-0876385
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

120 Eagle Rock Avenue, East Hanover, New Jersey	07936
(Address of Principal Executive Offices)	(Zip Code)

(973) 396-1720

(Registrant’s telephone number, including area code)

Copies to:

Mark Meller	Joseph Lucosky, Esq.
Chief Executive Officer	Lucosky Brookman LLP
SilverSun Technologies Holdings, Inc.	101 Wood Avenue South, 5th Floor
120 Eagle Rock Avenue,	Woodbridge, NJ 08830
East Hanover, New Jersey 07936

Securities to be registered pursuant to Section 12(b) of the Act:

None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, Par Value $0.00001

(Title of Class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

SILVERSUN TECHNOLOGIES HOLDINGS, INC.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

Certain information required to be included in this Form 10 is incorporated by reference to specifically identified portions of the information statement filed herewith as Exhibit 99.1. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1. Business.

The information required by this item is contained under the sections of the information statement entitled “Special Note Regarding Forward-Looking Statements,” “Information Statement Summary,” “Summary of the Separation,” “Risk Factors,” “The Separation,” “Capitalization,” “Unaudited Pro Forma Financial Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Management,” “Executive Compensation,” “Certain Relationships and Related Person Transactions,” “Where You Can Find More Information,” and “Index to Financial Statements” (and the statements referenced therein). Those sections are incorporated herein by reference.

Item 1A. Risk Factors.

The information required by this item is contained under the sections of the information statement entitled “Special Note Regarding Forward-Looking Statements” and “Risk Factors.” Those sections are incorporated herein by reference.

Item 2. Financial Information.

The information required by this item is contained under the sections of the information statement entitled “Information Statement Summary,” “Risk Factors,” “Capitalization,” “Unaudited Pro Forma Financial Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Index to Financial Statements” (and the statements referenced therein). Those sections are incorporated herein by reference.

Item 3. Properties.

The information required by this item is contained under the section of the information statement entitled “Business—Facilities and Distribution.” That section is incorporated herein by reference.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the section of the information statement entitled “Security Ownership of Certain Beneficial Owners and Management.” That section is incorporated herein by reference.

Item 5. Directors and Executive Officers.

The information required by this item is contained under the section of the information statement entitled “Management.” That section is incorporated herein by reference.

Item 6. Executive Compensation.

The information required by this item is contained under the sections of the information statement entitled “Executive Compensation” and “Management.” Those sections are incorporated herein by reference.

Item 7. Certain Relationships and Related Transactions, and Director Independence.

The information required by this item is contained under the sections of the information statement entitled “The Separation Agreement” “Management,” “Executive Compensation,” and “Certain Relationships and Related Person Transactions.” Those sections are incorporated herein by reference.

Item 8. Legal Proceedings.

The information required by this item is contained under the section of the information statement entitled “Business—Legal Proceedings.” That section is incorporated herein by reference.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained under the sections of the information statement entitled “Summary of the Separation,” “Risk Factors,” “The Separation,” “Dividend Policy,” “Capitalization,” “Executive Compensation,” and “Description of Capital Stock.” Those sections are incorporated herein by reference.

Item 10. Recent Sales of Unregistered Securities.

The information required by this item is contained under the section of the information statement entitled “Description of Capital Stock—Sale of Unregistered Securities.” That section is incorporated herein by reference.

Item 11. Description of Registrant’s Securities to Be Registered.

The information required by this item is contained under the sections of the information statement entitled “Risk Factors—Risks Related to Our Securities,” “Dividend Policy,” and “Description of Capital Stock.” Those sections are incorporated herein by reference.

Item 12. Indemnification of Directors and Officers.

The information required by this item is contained under the sections of the information statement entitled “Certain Relationships and Related Person Transactions—Other Related Person Transactions” and “Description of Capital Stock—Indemnification and Limitations of Liability of Directors and Officers.” Those sections are incorporated herein by reference.

Item 13. Financial Statements and Supplementary Data.

The information required by this item is contained under the sections of the information statement entitled “Unaudited Pro Forma Financial Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Index to Financial Statements” (and the statements referenced therein). Those sections are incorporated herein by reference.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15. Financial Statements and Exhibits.

(a) Financial Statements

The information required by this item is contained under the sections of the information statement entitled “Unaudited Pro Forma Financial Statements” and “Index to Financial Statements” (and the statements referenced therein). Those sections are incorporated herein by reference.

(b) Exhibits

The following documents are filed as exhibits hereto:

Exhibit No.	Description
2.1*	Form of Separation and Distribution Agreement by and between SilverSun Technologies, Inc. and the Registrant
3.1*	Certificate of Incorporation of Registrant filed with the Delaware Secretary of State on September 26, 2022
3.2*	Certificate of Amendment to Certificate of Incorporation of Registrant filed with the Delaware Secretary of State on October 10, 2022
3.3*	Amended and Restated Certificate of Incorporation of Registrant filed with the Delaware Secretary of State on October 28, 2022,
3.4*	Bylaws of Registrant
10.1*	Form of Tax Matters Agreement by and between SilverSun Technologies, Inc. and the Registrant
21.1*	Subsidiaries of the Registrant
99.1*	Preliminary Information Statement of Registrant dated [●]
99.2*	Financial Statements of SilverSun Technologies, Inc. for the years ended December 31, 2021 and 2020 and for the three and nine months ended September 30, 2022 and 2021
99.3**	Form of Notice of Internet Availability of Information Statement

*	Filed herewith
**	To be filed by amendment.
+	Management contract or compensatory plan or arrangement.

#	Schedules and/or exhibits have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. We agree to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

SILVERSUN TECHNOLOGIES HOLDINGS, INC.

Date: December 23, 2022	By:	/s/ Mark Meller
Chief Executive Officer

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